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                                                                    Exhibit 4.2

                              LODESTAR HOLDINGS, INC.,

                            the GUARANTORS named herein

                                    $150,000,000

                            11 1/2% Senior Notes due 2005

                                 Purchase Agreement

                                    May 12, 1998

                            DONALDSON, LUFKIN & JENRETTE
                               SECURITIES CORPORATION
                                        and
                            BT ALEX. BROWN INCORPORATED
                               as Initial Purchasers

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                                 PURCHASE AGREEMENT

                                    $150,000,000

                            11 1/2% Senior Notes due 2005

                              LODESTAR HOLDINGS, INC.

                                                                May 12, 1998

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
c/o Donaldson, Lufkin & Jenrette
        Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

           LODESTAR HOLDINGS, INC., a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation and BT Alex. Brown Incorporated (the "Initial Purchasers") an aggregate of $150,000,000 in principal amount of its 11 1/2% Senior Notes due 2005, Series A (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), by and among the Company, the Guarantors (as defined below) and State Street Bank and Trust Company, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be guaranteed (the "Subsidiary Guarantees") by the entities listed on Schedule A hereto (the "Guarantors"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

          1. Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated April 24, 1998 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated May 12, 1998 (the "Offering Memorandum"), relating to the Series A Notes and the Subsidiary Guarantees.

           Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

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          THE SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER
THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (A) REPRESENTS THAT (1) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (2) IT HAS ACQUIRED THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (4) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (7) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING.

                2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally, to purchase from the Company, the respective principal amount of Series A Notes set forth opposite their name on Schedule B hereto at a purchase price equal to 97.25% of the principal amount thereof.

                3. Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs") and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Securities Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100.00% of the principal amount thereof. Such price may be changed at any time without notice.

                Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 11 1/2% Senior Notes due 2005, Series B (the "Series B Notes") to be guaranteed by the Guarantors, to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and the Subsidiary Guarantees thereof and/or (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its reasonable efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."


                4.  Delivery and Payment.4.Delivery and Payment.

                (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Cahill Gordon & Reindel or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on May 15, 1998 or at such other time on the same date or such other date as shall be agreed upon by the Initial

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Purchasers and the Company in writing.  The time and date of such delivery and the payment for the Series A Notes are herein called the "Closing Date."

                (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                5. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors hereby agrees with the Initial Purchasers as follows:

               (a) To advise you promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Guarantors shall use their reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                (b) To furnish you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the lawful use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by you in connection with Exempt Resales.

               (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless you shall previously have been advised thereof and shall not have objected thereto after being furnished a copy thereof. The Company shall promptly prepare, upon your request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be reasonably necessary or advisable in connection with Exempt Resales.

                (d) If, after the date hereof and prior to consummation of any Exempt Resales, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of your counsel, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, forthwith to prepare an appropriate amendment or supplement to the Offering Memorandum so that statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Offering Memorandum will comply with applicable law.

                (e) To cooperate with you and your counsel in connection with the qualification of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as you may request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that neither the Company nor any of the Guarantors shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the Exempt Resales, in any jurisdiction where it is not now so subject.

                (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto, (ii) the preparation (including, without limitation, word processing and duplication costs) and delivery of this Agreement and the other Operative Documents and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance and delivery by the Company of the Notes, (iv) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification),
          (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC, Euroclear or CEDEL for "book-entry" transfer and (x) the performance by the Company of its other obligations under this Agreement and the other Operative Documents.

                (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                (h) Not to voluntarily claim, and to resist actively any attempts to claim , the benef it of any usury laws again st the holders of any Notes .

                (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Series A Notes.

               (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Securities Act of the sale to you or Eligible Purchasers of the Series A Notes.

               (k) For so long as any of the Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any QIB or beneficial owner of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such QIB or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

                (l) To cause the Exchange Offer to be made in the appropriate form to permit registration of the Series B Notes and the guarantees thereof by the Guarantors to be offered in exchange for the Series A Notes and the Subsidiary Guarantees and to comply in all material respects with all applicable federal and state securities laws in connection with the Exchange Offer.

                (m) To comply in all material respects with all of its agreements set forth in the Registration Rights Agreement, and all agreements set forth in the representation letter of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and any similar such letter, if any, with Euroclear or CEDEL.

                (n) To use reasonable efforts to effect the inclusion of the Series A Notes in PORTAL.

                (o) During a period of five years following the date of this Agreement, to deliver to you promptly upon their becoming available, copies of all current, regular and periodic reports filed by the Company or the Guarantors with the Commission or any securities exchange or with any governmental authority succeeding to any of the Commission's functions.

                6.  Representations and Warranties.   Each of the Company and
the Guarantors represents and warrants to you that:

                (a) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering

          Memorandum as of its date did not, and the Offering Memorandum does not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.
          Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                (b) When the Series A Notes are issued and delivered pursuant to this Agreement, none of the Series A Notes will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                (c) The Company and each of its subsidiaries has been duly organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification.

                (d) The entities listed on Schedule A hereto are the only subsidiaries, direct or indirect, of the Company. The Company owns, directly or indirectly through other subsidiaries, 100% of the outstanding capital stock of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or other encumbrances, except for such encumbrances contemplated in the Offering Memorandum; and all of such capital stock have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock of such subsidiaries.

                (e) The Company and the Guarantors have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement, the Registration Rights Agreement and the other Operative Documents to which they are parties and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Notes, and, with respect to the Guarantors, the corporate power and authority to deliver the Subsidiary Guarantees, as provided herein and therein.

                (f) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors and is the legally valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

                (g) The Indenture has been duly and validly authorized by each of the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors, will be the legally valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Indenture, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

                (h) The Series A Notes have been duly and validly authorized for issuance and sale to you by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Series A Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

                (i) The Series B Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

                (j) The Subsidiary Guarantees to be endorsed on the Series A Notes by each Guarantor have been duly authorized by the Guarantors and, on the Closing Date, will have been duly executed and delivered by each Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantees will be entitled to the benefits of the Indenture and will be the valid and binding obligation of each Guarantor, enforceable against the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Series A Notes will conform to the description thereof contained in the Offering Memorandum.

                (k) The Subsidiary Guarantees to be endorsed on the Series B Notes by each Guarantor has been duly authorized by the Guarantors and, when the Series B Notes are issued, will have been duly executed and delivered by the Guarantors. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantees will be entitled to the benefits of the Indenture and will be the valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity,
          (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. When the Series B Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Series B Notes will conform to the description thereof in the Offering Memorandum.

                (l) The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will be the legally valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity,
          (iii) to the extent that a waiver of
          rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Registration Rights Agreement, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

                (m) Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws, is in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or, other than as disclosed in the Offering Memorandum or as would not result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

                (n) The execution, delivery and performance by the Company and each of the Guarantors of this Agreement and the other Operative Documents to which it is a party, the issuance and sale of the Notes, the issuance of the Subsidiary Guarantees, and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or, except as contemplated in the Offering Memorandum, result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations or such as may be required by the NASD. No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained).

                (o) Other than as disclosed in the Offering Memorandum, there is
          (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation, or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued that, in the case of clauses
          (i), (ii) and (iii) above, (x) might, singly or in the aggregate, result in a Material Adverse Effect, (y) would interfere with or adversely affect the issuance of the Notes and the Subsidiary Guarantees or (z) in any manner draw into question the validity of this Agreement, the Indenture, the Registration Rights Agreement or any other Operative Document.

                (p) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes and the Subsidiary Guarantees; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes and the Subsidiary Guarantees or suspends the sale of the Notes and the Subsidiary Guarantees in any jurisdiction referred to in Section 5(e) hereof; and no action, suit or proceeding is pending against or affecting or, to the best knowledge of the Company and any of its subsidiaries, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Notes and the Subsidiary Guarantees or in any manner draw into question the validity of any Operative Document; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                (q) Other than as disclosed in the Offering Memorandum, there is
          (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any or its subsidiaries or, to the best knowledge of the Company and its subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company and its subsidiaries, no union representation question existing with respect to the employees of the Company and its subsidiaries and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which might result in a Material Adverse Effect.

                (r) In the ordinary course of its business, each of the Company and its subsidiaries conducts periodic reviews of the effect of Environmental Laws (as defined herein) and the handling, storage, transport, treatment and disposal of Hazardous Materials (as defined herein) on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, all capital and operating expenditures required for response and corrective actions, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect other than as disclosed in the Offering Memorandum. Neither the Company nor any of its subsidiaries has violated any Environmental Law applicable to it or its business or property, or is subject to any liability under any Environmental Law, lacks any permit, license or other approval required of them under applicable Environmental Laws or is violating any Environmental Law or term or condition of such permit, license or approval which might have a Material Adverse Effect, in each case, other than as disclosed in the Offering Memorandum. For the purposes of this Agreement, "Environmental Laws" shall mean any federal, state and local laws, rules or regulations, any orders, decrees, judgments or injunctions and the common law relating to pollution or protection of human health, safety or the environment, including, without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata, including, without limitation, those relating to releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. For the purposes of this Agreement, "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance, including, without limitation, petroleum including crude oil and any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

                (s) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not have a Material Adverse Effect and (iv) other than as disclosed in the Offering Memorandum, no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder, and no material defaults by the landlord are existing under any such lease.

                (t) All tax returns required to be filed by the Company or any of its subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. Neither the Company nor any of its subsidiaries knows of any material proposed additional tax assessments against it or any of its subsidiaries.

                (u) Neither the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                (v) There are no holders of securities of the Company or the Guarantors who, by reason of the execution by the Company and the Guarantors of this Agreement or any other Operative Document to which they are a party or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or the Guarantors register under the Securities Act or analogous foreign laws and regulations securities held by them.

                (w) The authorized, issued and outstanding capital stock of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemptive or similar rights. The Company and its subsidiaries had at January 31, 1998, an authorized and outstanding capitalization as set forth in the Offering Memorandum.

                (x) Each certificate signed by any officer of the Company or the Guarantors and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantors to the Initial Purchasers as to the matters covered thereby.

                (y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                (z) The Company and each of its subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                (aa) Neither the Company nor any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or the Subsidiary Guarantees or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Notes or the Subsidiary Guarantees or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

                (bb) No registration under the Securities Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming
          (i) that the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Regulation S Purchasers and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                (cc) Set forth on Exhibit B hereto is a list of each employee pension or benefit plan maintained by the Company or any of its subsidiaries. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

                (dd) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, there has not been, singly or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change") and there have not been dividends or distributions of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock.

                (ee) Neither the Company nor any agent thereof acting on the behalf of the Company has taken, and the Company will not take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                (ff) The accountants who have certified or shall certify the financial statements and supporting schedules included or to be included as part of the Offering Memorandum are independent accountants. The consolidated financial statements of the Company and its subsidiaries and Costain Coal Inc. (the "Predecessor Company") and its subsidiaries fairly present the consolidated financial condition and results of operations of the Company and its subsidiaries and the Predecessor Company and its subsidiaries, at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. The pro forma data has been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement and the other Operative Documents. Other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

               (gg) The present fair saleable value of the Company's assets exceeds the Company's stated liabilities and contingent liabilities, and the Company can pay its debts as they become absolute and mature. The capital of the Company is not unreasonably small for the business in which the Company is engaged, as it is now conducted and is proposed to be conducted. The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Upon the issuance of the Series A Notes, the present fair saleable value of the Company's assets will exceed the Company's stated liabilities and contingent liabilities, and the Company will be
          able to pay its debts as they become absolute and mature.   The
          capital of the Company, upon the issuance of the Series A Notes, will not be unreasonably small for the business in which the Company is engaged, as it is now conducted and is proposed to be conducted.

                (hh) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the

          Company, its subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

       The Company acknowledges that the Initial Purchasers and, for the purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

                7. Initial Purchasers' Representations and Warranties. The Initial Purchasers represent and warrant to, and agree with, the Company and the Guarantors that:

                (a) The Initial Purchasers are QIBs, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                (b) The Initial Purchasers (A) are not acquiring the Series A Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and in offshore transactions in compliance with Regulation S under the Securities Act.

                (c) No form of general solicitation or general advertising has been or will be used by it or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                (d) The Initial Purchasers agree that, in connection with the Exempt Resales, they will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs and Regulation S Purchasers in offshore transactions in compliance with Regulation S under the Securities Act. The Initial Purchasers further agree (A) that they will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from, (1) QIBs who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own account or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Regulation S Purchasers in offshore transactions in compliance with Regulation S under the Securities Act and (B) that, in the case of such QIBs and Regulation S Purchasers, acknowledges and agrees that such Series A Notes will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (IV) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company and (z)
           pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

                (e) The Initial Purchasers will comply with the applicable provisions of Rule 144A under the Securities Act and Regulation S under the Securities Act.

                (f) The Initial Purchasers also understand that the Company and the Guarantors and, for purposes of the opinions to be delivered to you pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                8.  Indemnification.8.Indemnification.

                (a) The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers and its directors and its officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Initial Purchasers, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto) or the Preliminary Offering Memorandum or any information provided by the Company or the Guarantors to any prospective purchaser of Series A Notes pursuant to
          Section 5(k) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Company by the Initial Purchasers; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchasers if they failed to deliver a Final Offering Memorandum (as then amended or supplemented, provided by the Company to the Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue statement or omission or alleged untrue statement or omission was cured in the Final Offering Memorandum.

                (b) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Company, and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchasers but only with reference to information relating to the Initial Purchasers furnished in writing to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this
          Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party,
          (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation as representative of the Initial Purchasers, in the case of the parties indemnified pursuant to
          Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with the indemnifying party's written consent or (ii) effected without the indemnifying party's written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with
          such reimbursement request.   No indemnifying party shall, without the
          prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                (d) To the extent the indemnification provided for in this
          Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the untrue statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or
          alleged omission.   No person guilty of fraudulent
          misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                9. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Guarantors shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                (b) The Offering Memorandum shall have been printed and copies distributed to the Eligible Purchasers to whom the Initial Purchasers intend to resell in Exempt Resales the Series A Notes on the Closing Date not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later date and time as to which you may agree, and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction referred to in Section 5(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of any of the Series A Notes; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would prohibit, interfere with or adversely affect the issuance of the Series A Notes or would have a Material Adverse Effect, or in any manner draw into question the validity of any of the Operative Documents; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

                (d) Since the dates as of which information is given in the Offering Memorandum and other than as contemplated in the Offering Memorandum, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, and (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change.

                (e) You shall have received certificates, dated the Closing Date, signed by (i) the Chairman, Chief Executive Officer, President, Chief Operating Officer or any Vice President and (ii) a principal financial or accounting officer of the Company and each of the Guarantors confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 9.

                (f) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Cadwalader, Wickersham & Taft, counsel for the Company and the Guarantors to the effect that:

                    (i) each of the Company and Lodestar is organized and
               validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the ownership, leasing and operating of its property and the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                    (ii) the entities listed on Schedule A hereto are the only subsidiaries, direct or indirect, of the Company. The Company owns, directly or indirectly through other subsidiaries, 100% of the outstanding capital stock of such subsidiaries, to such counsel's knowledge, free and clear of any security interest, claim, lien, limitation on voting rights or other encumbrances, except for such encumbrances contemplated in the Offering Memorandum; and all of such capital stock has been duly authorized, validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. To such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock of such subsidiaries;

                    (iii) each of the Company and Lodestar has all requisite
               corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby or thereby, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Notes and the Subsidiary Guarantees as provided herein;

                    (iv) this Agreement has been duly and validly authorized,
               executed and delivered by the Company and Lodestar;

                    (v) the Indenture has been duly and validly authorized,
               executed and delivered by the Company and Lodestar and (assuming the due authorization, execution and delivery thereof by Eastern Resources, Inc. ("Eastern Resources"), Industrial Fuels Minerals Company ("Industrial Fuels") and the Trustee) will be the legally valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Indenture, when duly executed and delivered, will conform to the description thereof in the Offering Memorandum;

                    (vi) the Series A Notes have been duly and validly
               authorized for issuance and sale to you by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Series A Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum;

                    (vii) the Series B Notes have been duly and validly
               authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws;

                    (viii) the Subsidiary Guarantee of Lodestar has been duly
               authorized by Lodestar and (assuming that the Subsidiary Guarantees of Eastern Resources and Industrial Fuels have been duly authorized, executed and delivered by Eastern Resources and Industrial Fuels, respectively) when the Series A Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, (iii) to the extent that a waiver of rights under any usury laws may be unenforceable and (iv) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Subsidiary Guarantees, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum;

                    (ix) the Registration Rights Agreement has been duly and
               validly authorized, executed and delivered by the Company and Lodestar and (assuming the due authorization, execution and delivery thereof by Eastern Resources, Industrial Fuels and the Initial Purchasers) will be the legally valid and binding obligation of the Company and the Guarantors , enforceable against the Company and the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity and
               (iii) as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Registration Rights Agreement, when duly executed and delivered, will conform to the description thereof in the Offering Memorandum;

                    (x) when the Series A Notes are issued and delivered
               pursuant to this Agreement, none of the Series A Notes will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

                    (xi) no registration under the Securities Act of any of the
               Series A Notes is required for the sale of the Series A Notes to you as contemplated hereby or for the Exempt Resales assuming (i) that each of the Eligible Purchasers is a QIB or a Regulation S Purchaser and (ii) the accuracy of your representations regarding the absence of general solicitation in connection with the sale of the Series A Notes to you and the Exempt Resales contained herein;

                    (xii) neither the Company nor Lodestar is in violation of
               its respective charter or bylaws or, to such counsel's knowledge, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, mortgage or deed of trust or other material agreement to which it is a party or by which it is bound or to which any of its properties is subject or, other than as disclosed in the Offering Memorandum or as would not result in a Material Adverse Effect, is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or its subsidiaries and, to such counsel's knowledge, there exists no condition that, with notice, the passage of time or otherwise, would constitute such default under any such document or instrument, which any such default or violation would result in a Material Adverse Effect;

                    (xiii) the execution, delivery and performance by the
               Company and Lodestar of this Agreement and the other Operative Documents to which they are parties, the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or, except as contemplated in the Offering Memorandum, result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) to such counsel's knowledge, any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company, any of its subsidiaries or their assets or properties (except (with respect to this clause
               (iii)) such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect), or
               (iv) to such counsel's knowledge, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties. To such counsel's knowledge, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations or such as may be required by NASD. To such counsel's knowledge, no consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained);

                    (xiv) to such counsel's knowledge, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or suspends the sale of the Notes in any jurisdiction referred to in Section 5(e) hereof; and no action, suit or proceeding is pending against or affecting or, to such counsel's knowledge, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Notes or in any manner draw into question the validity of any Operative Document;

                    (xv) to such counsel's knowledge, the Company and each of
               its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or as would not have a Material Adverse Effect, (ii) peaceful and undistributed possession under all leases to which it is party as lessee, (iii) all Authorizations necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not have a Material Adverse Effect and (iv) other than as disclosed in the Offering Memorandum, no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. To such counsel's knowledge, other than as described in the Offering Memorandum, all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. To such counsel's knowledge, all leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder, and no material defaults by the landlord are existing under any such lease;

                    (xvi) to such counsel's knowledge, other than as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has violated any Environmental Laws, lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such permit, license or approval, nor has the Company or any of its subsidiaries violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hourly laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder, which in each case would result in a Material Adverse Effect;

                    (xvii) neither the Company nor any of its subsidiaries is
               (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or (ii) a "holding company" or a

                "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                    (xviii) prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act of 1939;

                    (xix) the Offering Memorandum, as of its date, and each
               amendment or supplement thereto, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act;

                In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, your representatives and your counsel in connection with the preparation of the Offering Memorandum and has considered the matters required to be stated therein and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above), such counsel advises you that, on the basis of the foregoing, no facts came to its attention that caused it to believe that the Offering Memorandum (as amended or supplemented, if applicable), at the time such Offering Memorandum was circulated or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that they assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Offering Memorandum.

                The opinion of such counsel described in this paragraph shall be rendered to you at the request of the Company and shall so state therein.

                (g) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

                (h) At the time this Agreement is executed and delivered by the Company and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from KPMG Peat Marwick LLP, independent certified public accountants, with respect to the financial statements and certain financial information contained in Offering Memorandum.

                (i) The Company, the Guarantors and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

                (j) The Company and the Guarantors shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

                (k) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received an opinion from Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc., in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, with respect to the solvency of the Company upon issuance of the Series A Notes and the Subsidiary Guarantees and the consummation of the other transactions contemplated in this Agreement, the other Operative Documents and the Offering Memorandum.

                (l) The Company and the Guarantors shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company and the Guarantors on or prior to the Closing Date.

                (m) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company and the Guarantors.

                All opinions, certificates, letters and other documents required by this Section 9 to be delivered by the Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company and the Guarantors will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

                10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or the Guarantors on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States or (vii) any securities of the Company or any of its subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or the Guarantors, to Lodestar Holdings, Inc., 30 Rockefeller Plaza, Suite 4225, New York, NY 10112, telephone number: (212) 541-6000, Attention: Ira Leon Rennert, with copies to Lodestar Energy, Inc., 333 West Vine Street, Suite 1700, Lexington, KY 40507, telephone number: (606) 255-4006, Attention: R. Eberley Davis, Esq., and to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Michael C. Ryan, Esq., and (ii) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Ramsey Frank, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York, 10005 Attention:
William M. Hartnett, Esq., or in any case to such other address as the person to be notified may have requested in writing.

                The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or the Guarantors, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

                If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and the Guarantors agree, jointly and severally, to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to
Section 5(f) hereof.

                Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

                This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.


                                   Very truly yours,

                                   LODESTAR HOLDINGS, INC.

                                   By: /s/ Michael E. Donohue
                                      --------------------------
                                           Michael E. Donohue
                                           Chief Financial Officer

                                   LODESTAR ENERGY, INC.

                                   By: /s/ Michael E. Donohue
                                      --------------------------
                                           Michael E. Donohue
                                           Vice President and
                                           Chief Financial Officer

                                   EASTERN RESOURCES, INC.

                                   By: /s/ Michael E. Donohue
                                      --------------------------
                                           Michael E. Donohue
                                           Vice President and
                                           Chief Financial Officer



                                   INDUSTRIAL FUELS MINERALS
                                      COMPANY

                                   By: /s/ Michael E. Donohue
                                      --------------------------
                                           Michael E. Donohue
                                           Vice President and
                                           Chief Financial Officer

Accepted and agreed:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

     By: /s/ William J.R. Wilson
        --------------------------
             William J.R. Wilson
             Vice President

BT ALEX. BROWN INCORPORATED

     By: /s/ Terence Neafsey
        --------------------------
             Terence Neafsey
             Principal

                                     SCHEDULE A

                                    Subsidiaries

                Lodestar Energy, Inc.
                Eastern Resources, Inc.
                Industrial Fuels Minerals Company

                              SCHEDULE B




                                             Principal Amount
                                             of Notes to be
Initial Purchaser                               Purchased
----------------                             ----------------
Donaldson, Lufkin & Jenrette Securities
    Corporation..........................      $112,500,000
BT Alex. Brown Incorporated..............       37,500,000
                                               ------------
Total...................................       $150,000,000
                                               ------------
                                               ------------

                                   EXHIBIT A

                    Form of Registration Rights Agreement

                                    EXHIBIT B

                         Employee Pension or Benefit Plan

     1.   Lodestar Energy, Inc. 401(k) Plan - a defined contribution plan.

     2. Pyro Mining Company Employees' Pension Plan - a defined benefit plan, for those employees working at certain operations in Western Kentucky.

     3. Group Life and Disability Plan of Lodestar Energy, Inc. - including the following types of benefits: group term life insurance; dependent life insurance; accidental death and dismemberment insurance; long-term disability insurance; voluntary accidental death and dismemberment insurance; and business travel accidental insurance.

     4.   Short-term Disability Benefits

     5. Lodestar Energy, Inc. Health Care Plan - includes medical and dental benefits.

     6.   Relocation Policy

     7.   Tuition Reimbursement Policies

     8. Special Voluntary Incentive Program - an obligation to pay set monthly amounts to certain retirees, intended as health care premium reimbursement.

     9.   Severance pay policy - for the East Kentucky operations.